UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 21, 2006
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28010	41-1493458
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
435 Newbury Street, Danvers, MA 01923
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(978) 762-8999
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This Current Report on Form 8-K and the attached exhibits may contain forward-looking statements within the meaning of the federal securities laws. You can identify these statements by use of the words “guidance,” “expects,” “plans,” “estimates,” “intends,” “believes” and similar expressions that do not relate to historical matters. Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of Medwave, Inc., a Delaware corporation (“Medwave”) to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements. These risks and uncertainities include, without limitation, the Company’s ability to develop and communicate new products, the ability to achieve successful clinical trials and the other risks and uncertainties is contained in the section entitled “Risk Factors” of Medwave’s Annual Report on Form 10-K filed on December 15, 2005 and in Medwave’s other public filings. Medwave disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.
Item 1.01 Entry into a Material Definitive Agreement.
On February 21, 2006, Medwave entered into certain Securities Purchase Agreements with the investors named therein (the “Investors”) for the sale of an aggregate of 1,617,614 shares of common stock, at a price of $2.74 per share (the “Shares”) and the issuance of warrants to purchase 404,403 shares, at an exercise price of $3.29 per share (the “Warrants”). The Warrants expire on February 21, 2011. Pursuant to the terms of such Securities Purchase Agreements, Medwave has agreed to file a Registration Statement registering the Shares and the Shares that may be issued upon exercise of the Warrants with the Securities and Exchange Commission by March 23, 2006 and to cause such Registration Statement to become effective. In addition, the Company agreed to indemnify the Investors for certain losses arising from the Registration Statement.
The form of Securities Purchase Agreement is attached hereto as Exhibit 10.1. The following chart sets forth the names of the Investors and the number Shares purchased pursuant to each Securities Purchase Agreement:

Investor	Number of Shares
H&Q Healthcare Investors	830,292

H&Q Life Science Investors	447,080

Heartland Value Fund	149,000

Nite Capital LP	100,000

Paragon Capital LP	54,745

Raymond C. Zemlin	36,497
Item 3.02 Unregistered Sales of Equity Securities
On February 21, 2006, Medwave issued 1,617,614 shares of common stock to the Investors listed above in Item 1.01 for an aggregate consideration of approximately $4.4 million and Warrants to purchase 404,403 shares of common stock at a purchase price of $3.29 per share. The Shares and Warrants were issued in reliance on the exemption provided by Rule 506 promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. Each Investor who purchased the Shares and Warrants is an accredited investor. The Warrants may be exercised for $3.29 per share starting on August 21, 2006 and continuing through the termination date of the Warrants on February 21, 2011.

Item 7.01 Regulation FD Disclosure.
On February 22, 2006, Medwave issued a press release regarding the sale of the Shares to the Investors. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Title

10.1	Form of Securities Purchase Agreement dated as of February 21, 2006 by and among Medwave, Inc. and the Investor named therein

99.1*	Press Release dated February 22, 2006

* The information in this exhibit is furnished under Item 7.01 and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Exchange Act, or incorporated by reference into any other filing.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.

Date: February 27, 2006	By:	/s/ Timothy J. O’Malley

Timothy J. O’Malley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Form of Securities Purchase Agreement dated as of February 21, 2006 by and among Medwave, Inc. and the Investor named therein

99.1 *	Press Release dated February 22, 2006

* The information in this exhibit is furnished under Item 7.01 and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Exchange Act, or incorporated by reference into any other filing.